Exhibit 10.1
Grant No.
Leadis Technology, Inc.
2004 Equity Incentive Plan
Restricted Stock Unit Award Grant Notice
Leadis Technology, Inc. (the “Company”), pursuant to its 2004 Equity Incentive Plan (the “Plan”), hereby grants to Participant a Restricted Stock Unit Award covering the number of shares of common stock of the Company (referred to in the Plan as phantom stock) (the “Phantom Stock”) set forth below (the “Award”). This Award shall be evidenced by a Restricted Stock Unit Award Agreement (the “Agreement”). This Award is subject to all of the terms and conditions as set forth herein and in the Agreement and the Plan, which are attached hereto and incorporated herein in their entirety.

Participant:	[Name]
Date of Grant:	September 12, 2008
Vesting Date:	January 1, 2010
Number of Shares of Phantom Stock:	[number of shares]
Payment for Phantom Stock:	Participant’s services to the Company

Vesting Terms:	100% of the Phantom Stock subject to this Award shall vest on January 1, 2010, provided that the Participant’s Continuous Service has not terminated prior to such date. In the event Participant’s Continuous Service terminates as a result of a “Corporate Activity” (as described in Section 2 of the attached Agreement), 100% of the Phantom Stock shall vest as of the date of termination.

Delivery of Stock or Cash Equivalent:	In the event Participant’s Continuous Service with the Company terminates prior to January 1, 2010 as a result of a Corporate Activity, the Company will have the option to deliver to Participant either (i) that number of shares of Common Stock equal to the number of vested shares subject to this Award or (ii) the then cash equivalent of such shares of Common Stock as of the accelerated vesting date.
     Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan. Participant further acknowledges that this Grant Notice, the Agreement and Plan set forth the entire understanding between Participant and Company regarding the award of the Phantom Stock and the Common Stock subject to the shares of Phantom Stock and supersede all prior oral and written agreements on the subject.

Leadis Technology, Inc.		Participant

By:

	Signature	Signature

Title:	CFO and Secretary	Date:

Date:

Attachments:	Restricted Stock Unit Award Agreement and Leadis Technology, Inc. 2004 Equity Incentive Plan

Attachment I
Leadis Technology, Inc.
2004 Equity Incentive Plan
Restricted Stock Unit Award Agreement
     Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Agreement”), Leadis Technology, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award under its 2004 Equity Incentive Plan (the “Plan”) for the number of shares of common stock of the Company (referred to in the Plan as Phantom Stock) (the “Phantom Stock”) as indicated in the Grant Notice (collectively, the “Award”). Except where indicated otherwise, defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.
     The details of your Award are as follows:
     1. Number of Shares of Phantom Stock and Shares of Common Stock. The number of shares of Phantom Stock subject to your Award is set forth in the Grant Notice. Each share of Phantom Stock shall represent the right to receive one (1) share of Common Stock. The number of shares of Phantom Stock subject to your Award and the number of shares of Common Stock deliverable with respect to such Phantom Stock may be adjusted from time to time for capitalization adjustments as described in Section 11(a) of the Plan.
     2. Vesting. The shares of Phantom Stock subject to this Award shall vest on January 1, 2010; provided that your Continuous Service has not terminated prior to such date, except as otherwise described herein. In the event your Continuous Service with the Company terminates prior to January 1, 2010 as a result of a Corporate Activity (defined below), vesting of this Award shall be accelerated in full as of the date of termination of your Continuous Service. If your Continuous Service terminates prior to January 1, 2010 other than as a result of a Corporate Activity, then vesting of this Award shall cease and this Award will be forfeited without you receiving any economic benefit.
     “Corporate Activity” shall be defined as any of the following: (a) the sale or transfer by the Company of a business unit or the assets of a business that results in the elimination of your role with the Company; (b) a reduction in force by the Company that results in the elimination of your role with the Company; or (c) the elimination of your role with the Company for business reasons unrelated to your job performance.
     3. Dividends. You shall receive no benefit or adjustment to your Award with respect to any cash dividend or other distribution in respect of the Common Stock subject to your Award that does not result in a capitalization adjustment pursuant to Section 11(a) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are actually delivered to you in connection with your Award, on and after the date of such delivery. Any additional shares of Phantom Stock, Common Stock, cash or other property that become subject to the Award pursuant to this Section 3 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and

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time and manner of delivery as applicable to the other shares of Phantom Stock and Common Stock subject to your Award.
     4. Payment. This Award was granted in consideration of your services to the Company. Subject to Section 11 below, you will not be required to make any payment to the Company (other than your services with the Company) with respect to your receipt of the Award, vesting of the Phantom Stock, or the delivery of the shares of Common Stock subject to the Phantom Stock.
     5. Delivery of Shares.
          (a) Subject to Section 11 below, your vested shares of Phantom Stock shall be converted into shares of Common Stock, and the Company will deliver to you a number of shares of Common Stock equal to the number of vested shares subject to your Award on the applicable vesting date or as soon as practicable thereafter; provided, however, that in the event that the Company determines that you are subject to its policy regarding insider trading of the Company’s stock and any shares of Common Stock subject to your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, then such shares may not be delivered on such Original Distribution Date and may instead be delivered as soon as practicable within the next open “window period” applicable to you pursuant to such policy. The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares, or the cash equivalent of such shares) shall be determined by the Company in its full discretion.
          (b) In the event your Continuous Service with the Company terminates prior to January 1, 2010 as a result of a Corporate Activity, the Company will have the option, in its sole discretion, to deliver to you either (i) that number of shares of Common Stock equal to the number of vested shares subject to this Award on such vesting date or (ii) the then cash equivalent of such shares of Common Stock on such vesting date.
     6. Change in Control. In the event of a Corporate Transaction (as defined in the Plan), any surviving corporation or acquiring corporation may assume or continue this Award or may substitute a similar stock award (it being understood that a similar stock award includes, but is not limited to, an award to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that any surviving corporation or acquiring corporation does not assume or continue this Award or substitute a similar stock award, and your Continuous Service has not terminated or has terminated as a result of a Corporate Activity, then vesting of this Award shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction).
     7. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you will not be issued any shares of Common Stock under your Award unless either (a) such shares are then registered under the Securities Act or (b) the Company has

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determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive any shares of Common Stock under your Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.
     8. Transfer Restrictions. Prior to the time that the shares of Common Stock subject to your Award have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of such shares. For example, you may not use shares of Common Stock that may be issued in respect of your shares of Phantom Stock as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares of Common Stock in respect of your vested shares of Phantom Stock. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Common Stock in respect of vested shares of Phantom Stock pursuant to this Agreement.
     9. Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an Employee, Director or Consultant of the Company or any Affiliate.
     10. Unsecured Obligation. Your Award is unfunded, and even as a holder of vested shares of Phantom Stock, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to distribute shares of Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
     11. Withholding Obligations.
          (a) On or before the time you receive a distribution of shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize withholding from, at the Company’s election, vested shares of Common Stock distributable to you, payroll and any other amounts payable to you and otherwise agree to make adequate provision for, as determined by the Company, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

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          (b) Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company will have no obligation to deliver to you any shares of Common Stock pursuant to your Award.
     12. Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
     13. Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award. This Agreement shall be deemed to be signed by the Company and you upon the respective signing by the Company and you of the Grant Notice to which it is attached.
     14. Miscellaneous.
          (a) The rights and obligations of the Company with respect to your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.
          (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
          (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
          (d) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          (e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     15. Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
     16. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other portion of this Agreement or the Plan not declared to be unlawful or

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invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
     17. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

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Attachment II
Leadis Technology, Inc.
2004 Equity Incentive Plan

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